Exhibit 10.65

                                 PROMISSORY NOTE


$ 280,000.00                                                   October  31, 2001


WHEREAS Vertical agreed to purchase from Paradigm Sales, Inc., 520 South Grand, 7th Floor, Los Angeles, CA 90071, ("Paradigm") certain property of Adhesive Software (the "Property"), a Texas corporation, which Paradigm intends to acquire through bank foreclosure sale by Silicon Valley Bank (the "Bank"), pursuant to the terms and conditions set forth in the Asset Purchase Agreement, dated October 31, 2001.

      For valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned VERTICAL COMPUTER SYSTEMS, INC., a Delaware corporation ("Promissor"), promises to pay to the order of Robert Farias, a Texas resident, 513 Sunrise Trail, Dripping Springs, Texas 78620, ("Promissee"), in lawful money of the United States of America the principal amount of TWO HUNDRED Thousand eighty Dollars ($280,000 U.S.), together with interest on the amount of such principal outstanding from time to time at the rate of four percent (4%) per annum at the times and in the manner provided herein.

1. PAYMENT OF PRINCIPAL AND INTEREST. Principal and interest shall be paid as follows:

                         a.  The   principal   shall  be   payable   in  monthly
installments beginning on the date that is seven (7) days after the closing date of the sale of the Property to Vertical, pursuant to the following schedule:

                              i. The first four monthly payments shall be for Five Thousand Dollars ($5,000.00 US)

                              ii.   All remaining monthly payments shall be for
                        Ten  Thousand  dollars   ($10,000.00   U.S.)  and  shall
                        continue until the Principal has been paid in full.

                         b. All interest due shall be due and payable on the day
the Principal has been paid in full.

                         c.  Promissor  shall pay all  amounts  owing under this
Note in immediately available funds to Promissee at Promissee's address as set forth herein, or at such other place as may be specified in writing by Promissee. Each payment, when made, shall be credited to the principal.

                         Payments received after 1:00 p.m. on any banking day or
at any time on any Saturday, Sunday, or holiday shall be deemed received on the next banking day.

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2.   COLLATERAL AS SECURITY.  This Note is secured by certain collateral,  which encumbers, among other things, the interest of Promissor in certain assets, as more particularly described therein (the "Collateral"). This Note and the Asset Pledge Agreement between Promissor and Promissee of even date herewith, and any other documents or instruments given or to be given to Promissee to secure the indebtedness evidenced by this Note are collectively referred to herein as the "Loan Documents".

3. DEFAULT; REMEDIES. Each of the following occurrences and conditions shall constitute an Event of Default:

                  a. failure of Promissor to pay as and when due any money, whether principal, interest, or otherwise, under this Note, or the breach or default of any obligation to pay money under or secured by the Security Agreement; or

                  b. failure of Promissor to perform any obligation other than an obligation to pay money, as and when performance of such obligation is due under this Note or Loan Documents which failure continues for thirty (30) days after notice thereof from Promissee to Promissor; or

                  c. failure by Promissor to comply with any of the terms, provisions, covenants, conditions or restrictions now or hereafter affecting the Collateral or any part thereof or contained in any agreement related or pertaining to the Collateral, which failure continues for thirty (30) days after notice thereof from Promissee to Promissor; or

                  d. Promissor's making or at any time having made any representation, warranty or disclosure to Promissee that is or was materially false or misleading on the date as of which made, whether or not that representation or disclosure appears in the Loan Documents; or

                  e. the sale, transfer, conveyance, or lease of all or any portion of the Collateral or of any of Promissor's rights therein, whether voluntarily, involuntarily, or otherwise, or Promissor's entering into an agreement to do any of the foregoing, in each case except as expressly permitted in the Security Agreement; or

At any time following the occurrence of any Event of Default, or following the occurrence of any event as a consequence of which the obligations evidenced hereby may be accelerated, then at the election of Promissee and notwithstanding anything to the contrary herein or elsewhere, the entire amount of principal then outstanding under this Note and all interest, fees, charges, and other amounts owing and then unpaid hereunder shall become immediately due and payable, and Promissee may exercise any and all rights that it may have under the Loan Documents, at law, in equity, and otherwise.

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4.   ATTORNEYS' FEES. Promissor shall pay to Promissee upon demand all costs and expenses incurred by Promissee in connection with determination, protection, or enforcement of any and all of Promissee's rights hereunder or under any of the Loan Documents, including enforcement of any and all obligations of Promissor hereunder and thereunder and protection, enhancement, or maintenance of the security interests securing such obligations or the priority of the same. Such costs and expenses shall be payable whether or not any suit is instituted, and the same shall include without limitation attorneys' fees, expert witness fees, costs of investigation, and all of such costs incurred in connection with any trial, appellate proceeding, or any case or proceeding under Chapters 7, 11, or 13 of the Bankruptcy Code or any successor thereto.

5. WAIVER OF NOTICE. Promissor and each endorser, guarantor and surety of this Note hereby waive diligence, demand, presentment for payment, notice of discharge, notice of nonpayment, protest and notice of protest, and specifically consent to and waive notice of any renewals or extensions of this Note, whether made to or in favor of Promissor or any other person or persons. Promissor and each endorser, guarantor and surety of this Note further waive and renounce all rights to the benefits of all statutes of limitation and any moratorium, appraisement, by any federal exception and homestead now or hereafter provided or state law or statute, including but not limited to exemptions provided by or allowed under the Bankruptcy Code, both as to each of themselves personally and as to all of their property, whether real or personal, against the enforcement and collection of the obligations evidenced by this Note and any and all extensions, renewals and modifications thereof.

6. NOTICES. All notices required hereunder or pertaining hereto shall be in writing and shall be deemed delivered and effective upon the earlier of (i) actual receipt, or (ii) the date of delivery or refusal of the addressee to accept delivery if such notice is sent by express courier service or United States mail, postage prepaid, certified or registered, return receipt requested, in either case to the applicable address as follows:

To Promissee:                 Robert Farias
                              3436 Verdugo Road, Suite 250
                              Glendale, CA 91208

To Promissor:                 VERTICAL COMPUTER SYSTEMS, INC.
                              6336 Wilshire Boulevard
                              Los Angeles, CA 90048
                              Attn: President

Notwithstanding the foregoing, any notice under or pertaining to the Loan Documents or the obligations secured thereby given and effective in accordance with applicable law shall be effective for purposes hereof. Either party may change the address at which it is to receive notices hereunder to another business address within the United States (but not a post office box or similar

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mail  receptacle)  by giving  notice of such  change of  address  in  accordance herewith.

7. EXERCISE OF RIGHTS. No single or partial exercise of any of Promissees rights or powers under this Note or any of the other Loan Documents shall preclude any other or further exercise thereof or the exercise of any other right or power. Promissee at all times shall have the right to proceed against any portion of the security which secures payment of the indebtedness evidenced hereby in such order and manner as Promissee may elect without waiving any rights with respect to any other portion of such security. Each and all rights and remedies of Promissee hereunder and under the Loan Documents are cumulative and in addition to each and all other such rights and remedies. No exercise of any right or remedy shall preclude exercise of any other right or remedy.

8. NO WAIVER. No failure of Promissee to insist upon strict performance of any obligation of Promissor or to exercise any right or remedy hereunder or under the Loan Documents, whether before or after any default, shall constitute or give rise to a waiver thereof, and no waiver of any default shall constitute a waiver of any future default or of any other default. No failure to accelerate the debt evidenced hereby by reason of default hereunder or otherwise, and no acceptance of any past due payment hereunder or acceptance of any amount less than the amount then due, and no other indulgence that may be granted by Promissee from time to time shall (a) preclude the exercise of any right that Promissee may have at law, in equity, by contract or agreement or otherwise, or
(b) constitute or give rise to (i) a waiver of such right of acceleration or any other right, or (ii) a novation of this Note or a reinstatement of the debt evidenced hereby, or (iii) any waiver of Promissee's rights to demand and receive from Promissor full and prompt payment and performance thereafter, to impose late charges retroactively, or to declare a default. Promissor and each endorser, guarantor, and surety of this Note hereby expressly waive the benefit of any statute or rule of law or equity which would produce any result contrary to or otherwise in conflict with any of the foregoing.

9. ASSIGNMENT; SUCCESSORS AND ASSIGNS. Promissee may assign or otherwise transfer all or any part of its interest herein. Promptly following written notice of such assignment or other transfer, duly executed by Promissee, Promissor shall render full and complete performance hereunder as and when due to the transferee so designated by Promissee. Promissor shall not assign or transfer all or any of its interests or obligations hereunder, and any attempted or purported assignment or transfer by Promissor shall be void and of no force or effect, except to the extent that the same may be expressly permitted under the Security Agreement. Subject to the foregoing, the terms of this Note shall apply to, be binding upon, and inure to the benefit of ail parties hereto and their successors and assigns.

10. MODIFICATION. This Note shall not be modified, amended, or terminated, except by written agreement duly executed and delivered by both Promissee and Promissor.

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11.  CONFLICTS.  In the event of any conflict between any provision of this Note and any provision of the Security Agreement, which conflict cannot reasonably be resolved in such a way as to give effect to all provisions herein and therein contained, this Note shall govern.

12. SEVERABILITY. If any provision of this Note or any payments pursuant to the terms hereof shall be invalid or unenforceable to any extent, the remainder of this Note and any other payments hereunder shall not be affected thereby and shall be enforceable to the greatest extent permitted by law.

13. GOVERNING Law. This Note shall be governed by and construed in accordance with the laws of the State of California.

     IN WITNESS WHEREOF, Promissor has executed and delivered this Note as of the date first written above.

                                    VERTICAL COMPUTER SYSTEMS, INC.



                                          By /s/ Richard Wade, President
                                             --------------------------
                                                Richard Wade, President